UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                                  FORM 8-K

                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): March 5, 2006

                           BELLSOUTH CORPORATION
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           (Exact Name of Registrant as Specified in Its Charter)

                                  GEORGIA
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               (State or Other Jurisdiction of Incorporation)

              1-8607                                      58-1533433
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     (Commission File Number)                 (IRS Employer Identification No.)

 Room 15G03, 1155 Peachtree Street, N. E., Atlanta, Georgia        30309-3610
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     (Address of Principal Executive Offices)                     (Zip Code)

                               (404) 249-2000
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            (Registrant's Telephone Number, Including Area Code)


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       (Former Name or Former Address, if Changed Since Last Report)

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     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On March 4, 2006, BellSouth Corporation, a Georgia corporation ("BellSouth"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with AT&T Inc., a Delaware corporation ("AT&T"), and ABC Consolidation Corp., a Georgia corporation and wholly-owned subsidiary of AT&T ("Merger Sub"). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into BellSouth, with BellSouth continuing as the surviving corporation and a wholly-owned subsidiary of AT&T (the "Merger").

  THE MERGER AGREEMENT

     At the effective time and as a result of the Merger, each share of common stock, par value $1.00 per share, of BellSouth, issued and outstanding immediately prior to the effective time of the Merger will be converted into and become exchangeable for 1.325 common shares, par value $1.00 per share, of AT&T.

     Pursuant to the Merger Agreement, as of the effective time of the Merger, three members of the Board of Directors of BellSouth mutually selected by BellSouth and AT&T will become members of AT&T's Board of Directors.

     BellSouth and AT&T have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct their respective businesses in the ordinary and usual course during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) that BellSouth will convene and hold a meeting of the shareholders of BellSouth to consider and vote upon the approval of the Merger, (iv) that AT&T will convene and hold a meeting of AT&T's common shares to consider and vote upon the approval of the issuance of AT&T's common shares required to be issued in the Merger and (v) that, subject to certain exceptions, the Boards of Directors of BellSouth and AT&T will each recommend approval of the Merger and the issuance of AT&T's common shares, respectively, by their shareholders. In addition, BellSouth made certain additional customary covenants, including, among others, covenants not to: (i) solicit or knowingly facilitate inquiries or proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, engage in discussions or negotiations regarding, or provide any non-public information or data in connection with alternative business combination transactions.

     Consummation of the Merger is subject to customary conditions, including (i) approval of the merger Agreement by the holders of BellSouth common stock, (ii) approval of the issuance of AT&T common shares required to be issued in the Merger by the holders of AT&T's common shares, (iii) absence of certain laws or orders prohibiting the closing, (iv) approvals by the Federal Communications Commission and certain state regulatory commissions and (v) expiration or termination of the Hart-Scott-Rodino Act waiting period and certain other regulatory approvals. Each party's obligation to consummate the Merger is subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects of the other party of its obligations and (iii) the delivery of customary opinions from counsel to BellSouth and counsel to AT&T that the Merger will qualify as a tax-free reorganization for federal income tax purposes. The Merger Agreement contains certain termination rights for both BellSouth and AT&T, including the right of BellSouth to terminate the Merger Agreement to enter into an agreement for an alternative business combination transaction that constitutes a "Superior Proposal" (as defined in the Merger Agreement) if BellSouth complies with certain notice and other requirements set forth in the Merger Agreement, and further provides that, upon termination of the Merger Agreement under specified circumstances, BellSouth may be required to pay to AT&T, or AT&T may be required to pay to BellSouth, a termination fee of $1,700,000,000 (less any expenses previously paid as described in the next sentence). In addition, if either party's shareholders fail to approve the Merger, it must reimburse the expenses of the other party up to $120,000,000.

     BellSouth and AT&T jointly own Cingular Wireless LLC. BellSouth and AT&T are also parties to an internet yellow pages joint venture operated through YellowPages.com LLC.

     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2a hereto, and is incorporated into this report by reference.

ITEM 7.01. REGULATION FD DISCLOSURE

     BellSouth and AT&T announced that they have entered into an agreement that provides for a wholly-owned subsidiary of AT&T to merge with and into BellSouth. A copy of the joint press release of BellSouth and AT&T is furnished as Exhibit 99a hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.

2a Agreement and Plan of Merger among BellSouth Corporation, AT&T Inc. and ABC Consolidation Corp. dated as of March 4, 2006

99a Press release dated March 6 relating to the proposed merger of BellSouth Corporation and AT&T Inc.

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                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BELLSOUTH CORPORATION


By: /s/ Raymond E. Winborne, Jr.
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   Raymond E. Winborne, Jr.
   Controller
   March 6, 2006